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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8K

                                 CURRENT REPORT


                            Current Report Pursuant
                           to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




Date of Report:  February 23, 1995
Date of earliest event reported:   February 21, 1995



                           FIRST AMERICAN CORPORATION
             (Exact name of registrant as specified in its charter)



                                   TENNESSEE
                 (State or other jurisdiction of incorporation)


                 0-6198                                    62-0799975
       (Commission File Number)                         (I.R.S. Employer
                                                       Identification No.)


 FIRST AMERICAN CENTER, NASHVILLE, TENNESSEE                 37237-0700
  (Address of principal executive offices)                   (Zip Code)




       Registrant's telephone number, including area code (615) 748-2000
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Item 5.            Other Event

              First American Corporation has entered into a definitive merger agreement under which all of the outstanding shares of Heritage Federal Bancshares, Inc. will, subject to certain terms and conditions, be exchanged for First American common stock at a rate of $28 per share for each share of Heritage Federal, or approximately $89 million, based upon 3.18 million shares of Heritage Federal outstanding at December 31, 1994. See the Press Releases dated February 21 and February 22, 1995 which are attached hereto as Exhibit 20.




Exhibit No.        Description

     2. Agreement and Plan of Merger dated February 21, 1995 by and between First American Corporation and Heritage Federal Bancshares, Inc.

     20(a).        Press Release dated February 21, 1995.

     20(b).        Press Release dated February 22, 1995.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FIRST AMERICAN CORPORATION
                                       --------------------------
                                       (Registrant)


Date: February 23, 1995                /s/    Mary Neil Price
                                       ---------------------------
                                       Name:  Mary Neil Price
                                       Title: Senior Vice President
                                       and Assistant Secretary




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                                 EXHIBIT INDEX


Exhibit No:               Description
- ----------                -----------
2                         Agreement and Plan of Merger dated
                          February 21, 1995 by and between
                          First American Corporation and
                          Heritage Federal Bancshares, Inc.

20(a)                     Press Release dated February 21, 1995

20(b)                     Press Release dated February 22, 1995





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